Exhibit 99.1

Company Overview* April 9, 2024 © 2024 Zedge, Inc. Confidential. * Unless otherwise noted, data used in this presentation relates to the period ended, or at, January 31, 2024.

© 2024 Zedge, Inc. Confidential. 2 This presentation contains statements that are, or may be considered to be, forward - looking statements. All statements that are not historical facts are forward - looking statements and such forward - looking statements are statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Examples of forward - looking statements include: • statements about Zedge’s future performance; • projections of Zedge’s results of operations or financial condition; • statements regarding Zedge’s plans, objectives or goals, including those relating to its strategies ,initiatives, competition, acquisitions, dispositions and/or its products; and Words such as "believe," "anticipate," "plan," "expect," "intend," "target," "estimate," "project," "predict," "forecast," "guideline," "aim," "will," "should," “likely,” "continue" and similar expressions are intended to identify forward - looking statements but are not the exclusive means of identifying such statements. Readers are cautioned not to place undue reliance on these forward - looking statements and all such forward - looking statements are qualified in their entirety by reference to the following cautionary statements. Forward - looking statements are based on Zedge’s current expectations, estimates and assumptions and because forward - looking statements address future results, events and conditions, they, by their very nature, involve inherent risks and uncertainties, many of which are unforeseeable and beyond Zedge’s control. Such known and unknown risks, uncertainties and other factors may cause Zedge’s actual results, performance or other achievements to differ materially from the anticipated results, performance or achievements expressed, projected or implied by these forward - looking statements. These factors include those discussed under the headings "Risk Factors" and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Zedge’s periodic reports filed with the Securities and Exchange Commission. Zedge cautions that such factors are not exhaustive and that other risks and uncertainties may cause actual results to differ materially from those in forward - looking statements. Forward - looking statements speak only as of the date they are made and are statements of current expectations concerning future results, events and conditions and Zedge is under no obligation to update any of the forward - looking statements, whether as a result of new information, future events or otherwise. Safe harbor statement

© 2024 Zedge, Inc. Confidential. Overview Our ecosystem consists of (i) AI powered utilities that enable consumers to easily create great digital content; (ii) games that leverage the content our users create for friendly and engaging competitions, and (iii) marketplaces to monetize this content p AI nt 3

© 2024 Zedge, Inc. Confidential.

Product Ecosystem

Portfolio of Category Leading Digital Brands

Zedge Marketplace
Marketplace for mobile phone personalization content with ~29M MAU

GuruShots
World's leading photo game with 165M photos and 7.5M installs

Emojipedia
#1 trusted search engine for all things emoji with ~10M MAU


9:41
ZEDGE
UPGRADE+
Z 300
Featured
Toon Treats
Abstract Acrylic
For you
See more
Popular collections
See more


Champion
Joined
Discover
Leaderboards
Active
Completed
Premier
Your Portfolio
Swap
Boost
FILL
VOTE


Emojipedia
Most Popular
Show More
Customizable Emoji Products
Show More

4

© 2024 Zedge, Inc. Confidential. • Creating flywheel connecting creators, communities, competitions & commerce • Gen AI opens door for growth & savings • Focus on accelerating revenue growth • Proven excellence in monetizing massive global user base • Valuation: 2.6X EV/Adj. EBITDA*; $18.1M cash and no debt 5 * Adjusted EBITDA reconciliation presented on Slide 21 Investment Highlights

© 2024 Zedge, Inc. Confidential. 6 Why now is the time to Invest! ZDGE has never been better positioned to create sustainable , profitable, long - term growth from a market, product, tech, marketing and team perspective • We are doing AI, not just talking about it • Untapped exposure to mobile gaming • New offerings expanding presence on iOS • Product innovation and diversification taking hold • Undervalued with active buyback strategy in place $2.45 Stock Price (April 5, 2024) $1.28 Cash per Share

© 2024 Zedge, Inc. Confidential. Relevant comps and valuation 7 Shutterstock** Zedge** (NYSE: SSTK) Picsart* $34.5M $1.7B >$1B Equity Valuation $16.4M $1.5B N/A Enterprise Value ~0.6x 1 1.7x 2 ~10x EV/Revenue Multiple ~2.6x 1 ~9.7x 2 N/A EV/Adj. EBITDA Zedge’s Implied Valuation Range $66M - $300M ($4.68 - $21.33 per share) * TechCrunch, Aug 26, 2021; ** Equity Valuation as of April 5, 2024; 1 Revenue and Adj. EBITDA TTM a/o Q2 FY ’24; 2 Revenue/EBITDA a/o Q4 FY ‘23

© 2024 Zedge, Inc. Confidential. 8 We’re all all about the 4 ‘C’s Marketing Games draw creators into a wide community with fun and friendly competitions COMPETITION AI tools enable all users to easily become creators CREATION Social features enable creators to share, connect, and compete in meaningful ways COMMUNITY Acquire Create Engage Monetize Zedge Premium marketplace and associated marketing funnels COMMERCE

© 2024 Zedge, Inc. Confidential. Our addressable market is massive and proven 9 Individuals create and share content online monthly >50 million Individuals identify as online content creators >2 million Individuals that support themselves primarily from their content >1 billion Market sizing*: • Generative AI market >$50B (’29) • Creator Economy >$100B (’23) • Global mobile gaming >$100B (’23) * See Forbes , Newzoo , and Precedence Research

© 2024 Zedge, Inc. Confidential.

The Zedge Marketplace is the leading source of mobile phone personalization content

General

650M Total installs | **~29M MAU**

Product Highlights

Wallpapers & Video Wallpapers

Ringtones & Notification Sounds

pAInt: Gen AI Wallpaper Maker

User Generated Content & Zedge Premium

Business Model

Advertising | **Subscriptions** | **In-App Purchases**


ZEDGE
Featured
pAInt
Turn your words into art.
Try it Now!
Astronauts
For You
Popular Collections

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© 2024 Zedge, Inc. Confidential. Zedge Marketplace: Key growth initiatives Other Subscription overhaul Onboarding & segmentation Scaling ROAS positive UA App Global rollout of pAInt Gamification & engagement Expanding iOS offering Web pAInt Web Reimagining Zedge Premium Print on Demand 11

© 2024 Zedge, Inc. Confidential. Product Highlights Casual game genre Single player or team dynamic General 30 - 40M TAM 165M Photos in Catalogue Business Model Freemium with In - App Purchases Migrating to coin - based economy with advertising GuruShots: Leading, global, photo competition game 12

© 2024 Zedge, Inc. Confidential. GuruShots: Gameplay Progression Onboarding New features Monetization Dynamic offers Advertising Coin based Marketing SEO ASO Scaling UA Key growth initiatives 13

ZEDGE
© 2024 Zedge, Inc. Confidential.

Emojipedia:
#1 trusted source for all things emoji

General

~10M MAU	19 languages*	10th anniversary in 2023

Product Highlights

Emoji definitions	Emoji Playground	In depth usage data & statistics

Business Model

Programmatic advertising	Launching paid subscriptions	Trialing merch sales


Emojipedia
Search Emojipedia
Most Popular
Show More
Heart Hands
Red Heart
Smiling Face with Smiling Eyes
Skull
Fire
Upcoming
Show More
Earth Day
Ramadan
Cinco de Mayo

* Bangla, Chinese, Danish, Dutch, English, French, German, Hindi, Italian, Japanese, Korean, Malay, Marathi, Norwegian, Portuguese, Spanish, Swedish, Tamil, and Telugu

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© 2024 Zedge, Inc. Confidential. User accounts Other Emoji Translate Website optimizations New Content Emoticons Kaoimojis General Print on Demand Emoji Games Mash Ups Emojipedia: Key growth initiatives 15

© 2024 Zedge, Inc. Confidential. Innovation: Apps in soft launch AI Art Master Casual AI Art Competition Game WishCraft AI Creation Utility 16

© 2024 Zedge, Inc. Confidential. 17 Jonathan Reich CEO, Zedge, Inc. Jonathan has been our CEO since August ‘20 and as our President since July ’11. He has also served as our CFO (’16 - ’20) and COO (’11 - ’20). From ’07 to ’14, Mr. Reich served as President of Fabrix Systems, Inc. and, from 1999 to 2007, he served in various positions at net2phone, Inc., culminating with him as CEO of Net2Phone Global Services. Mr. Reich received a B.S. and M.S. in Operations Research from Columbia University’s School of Engineering and Applied Science in 1989 and 1993, respectively. Yi Tsai CFO, Zedge, Inc. Yi has served as our CFO and Treasurer since August ’20 and as Controller (’16 and ’20). Previously, he served as CFO of Peerless Systems Corporation (NASDAQ). He began his career in public accounting and has held positions with various financial institutions and multinational corporations. Yi is a CPA with a BS in Accounting from National Taipei University and an MBA in Finance from Case Western Reserve University’s Weatherhead School of Management. Tim Quirk SVP, Product, Zedge, Inc. Tim has served as SVP of Product since selling Freeform Development, a marketplace for musicians, to Zedge in ’17. Prior to Freeform he helped build Google Play as Google's Head of Global Content Programming, and ran the music content and operations team for Rhapsody, one of the first on - demand music streaming services. He's also the singer and lyricist for the punk - pop band Too Much Joy (Warner Brothers Records). Key management: skilled and experienced team Gilon Miller GM & Co - Founder of GuruShots Gilon is an entrepreneur and engineer with over 18 years of experience in the software and internet businesses. Prior to founding GuruShots (acquired by Zedge in April ’22) he held key positions in several successful start - ups, including Upstream Commerce (acquired by Flipkart), iMDSoft (acquired by TPG Capital) and Friendly Robotics (acquired by MTD Products / Stanley Black & Decker). BSEE from Tufts University and an MBA from the Massachusetts Institute of Technology (MIT).

© 2024 Zedge, Inc. Confidential. 18 Zedge Inc. is backed by the Jonas family IDT Corp (NYSE: IDT) founded by Howard Jonas and controlled by the Jonas family, spun off its controlling interest in Zedge in June 2016. The Jonas family remains a material Zedge shareholder and has a proven track record of unlocking value in the TMT space, including their sale of IDT Entertainment to Starz for $500M and their sale of Straight Path Communications (NYSE: STRP) to Verizon for $3.2B Board of Directors Michael Jonas. Executive Chairman, former Interim CEO of Zedge, Inc. Former EVP of Genie Energy. Howard Jonas. Vice - Chairman of Zedge, Inc., Chairman and Founder of IDT Corp., Chairman of Genie Energy, Chairman of IDW Media Holdings, and Executive Chairman of Rafael Holdings, Inc. Mark Ghermezian. Serial entrepreneur and successful investor with 20+ years of experience in founding, building, and investing in early - stage SaaS startups. Before becoming the Founder and General Partner at m]x[v Capital, Mark co - founded Braze (BRZE) and led the company as it’s founding CEO, pioneering a new category from ideation to IPO (Braze IPO’d in November 2021). As an angel investor, Mark was an early investor in companies such as Nutanix, Lattice, Thoughtspot, Rubrik, and Riskified, along with 50 other investments, largely focused on SaaS. Experiencing several IPOs, unicorns, and successful exits. At m]x[v Capital, Mark is proud to be a mentor to his founders and entrepreneurs, offering his experience and expertise to help their companies find the same success. Elliot Gibber. President & CEO of Deb El Food Products, a leader in the egg products business in the US and worldwide. Mr. Gibber was Chairman of the United Egg Association. He is an active investor in real estate, high tech and medical technologies. Paul Packer. Founded Globis Capital Advisors LLC, an investment advisory, in 2001. Globis invests in startups, micro - and small - cap companies with a focus on hi - tech. Mr. Packer was Chairman of The United States Commission for the Preservation of America’s Heritage Abroad. Gregory Suess. Founding partner of Activist Artists Management, LLC (“Activist.co”), a full - service management and consulting company. Prior to Activist, Mr. Suess co - founded ROAR, which was one of Hollywood’s leading entertainment management companies while under his leadership

© 2024 Zedge, Inc. Confidential. 19 Why invest now? • Gaming & ‘Creator Economy’ focus • AI driving growth & cost savings • Massive customer base • Upgraded product, marketing, data teams • Innovative new apps in soft launch • Growth mode • Attractive valuation with active buyback

© 2024 Zedge, Inc. Confidential. 20 Zedge Inc. Company contact: Jonathan Reich, CEO jonathan.reich@zedge.net Investor relations contact: Brian Siegel (346) 396 - 8696 brian@haydenir.com (NYSE American: ZDGE)

ZEDGE™ © 2024 Zedge, Inc. Confidential.

Adjusted EBITDA*

Reconciliation of Adjusted EBITDA to Net (Loss)/Income (in $Million)	Q1 '23	Q2 '23	Q3 '23	Q4 '23	Q1 '24	Q2 '24	FY 2022	FY 2023
Net (Loss) | Income	**($0.2)**	**$1.6**	**($7.7)**	**$0.2**	**($0.0)**	**($9.2)**	**$9.7**	**($6.1)**
Excluding:								
Interest and other income/(expense), net	$0.0	($0.1)	($0.1)	($0.1)	($0.1)	($0.2)	($0.0)	($0.3)
Provision for income taxes	($0.1)	$0.1	($0.7)	$0.2	$0.2	($2.5)	$1.9	($0.5)
Depreciation and amortization	$0.8	$0.8	$0.9	$0.8	$0.8	$0.8	$2.0	$3.3
EBITDA	**$0.5**	**$2.4**	**($7.6)**	**$1.0**	**$0.9**	**($11.1)**	**$13.5**	**($3.6)**
Change in fair value of contingent consideration	($0.2)	($1.8)	$8.7	$0.0	$0.0	$12.0	($4.0)	$6.8
Stock-based compensation	$0.6	$0.8	$0.6	$0.6	$0.5	$0.7	$1.9	$2.5
Transaction costs related to business combination	$0.0	$0.0	$0.0	$0.0	$0.2	$0.2	$0.9	$0.0
Adjusted EBITDA	**$1.0**	**$1.4**	**$1.7**	**$1.6**	**$1.5**	**$1.5**	**$12.4**	**$5.7**

* Adjusted EBITDA is defined as earnings (loss) before interest, taxes, depreciation and amortization, stock compensation expense, transaction-related expenses and other non-recurring expenses. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA into reported revenue. These metrics represent measures that we believe are customarily used by investors and analysts to evaluate the financial performance of companies in addition to the GAAP measures that we present. Our management also believes that these measures are useful in evaluating our core operating results. However, Adjusted EBITDA and Adjusted EBITDA margin are not measures of financial performance under accounting principles generally accepted in the United States of America and should not be considered an alternative to net income or operating income as an indicator of our operating performance or to net cash provided by operating activities as a measure of our liquidity.

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